Exhibit 99.1

Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Record Q2 Retail Revenue, Up 14%
NEWARK, Calif. - October 25, 2016 and LAUSANNE, Switzerland, October 26, 2016 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2017.

•	Q2 sales were $564 million, up 9 percent compared to Q2 of the prior year. Q2 retail sales grew 14 percent, reaching a record level for Q2.

•	Q2 GAAP operating income was $53 million compared to $37 million a year ago. Q2 GAAP earnings per share (EPS) from continuing operations were $0.28 compared to $0.18 a year ago.

•	Q2 non-GAAP operating income was $65 million compared to $47 million a year ago, with non-GAAP EPS of $0.35 compared to $0.25 a year ago.

•	Q2 cash flow from operations was $74 million compared to $11 million a year ago.
“We’ve delivered an outstanding quarter - the highest Q2 retail sales in Logitech’s history - and a first half ahead of expectations,” said Bracken Darrell, Logitech president and chief executive officer. “Once more this quarter shows our strategy clearly: new product launches that again demonstrate the power of our innovation engine, ongoing operational excellence, and profitable growth across all our regions and in almost all our market opportunities. As we enter the second half of the year and our biggest quarter, we’ve got momentum, a winning product portfolio and a terrific team.”
Outlook
Logitech’s Fiscal Year 2017 outlook is 8 to 10 percent retail sales growth in constant currency and $195 million to $205 million in non-GAAP operating income.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2017 on Weds., October 26, 2016 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Continued Operations
Logitech separated its Lifesize division from the Company on Dec. 28, 2015. Except as otherwise noted, all the results reported in this press release as well as comparisons between periods are focused on results from continuing operations and do not address the performance of Lifesize, which is now reported in the Company’s financial statements under discontinued operations or total Logitech including discontinued operations. For more information on the impact of the Lifesize separation on Logitech’s historical results, please refer to the Financial Reporting section of Logitech’s Financial History, available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, restructuring charges (credits), gain (loss) on equity-method investment, investigation and related expenses, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2017.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. Over 30 years ago Logitech started connecting people through computers, and now it’s designing products that bring people together through music, gaming, video and computing. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: our strategy, new product launches, product portfolio, innovation, operations, profitability, growth, momentum, and outlook for Fiscal Year 2017 operating income and sales growth as well as the size of our fiscal third quarter. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and our Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2016, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2016 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Six Months Ended
	September 30,		September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)	2016	2015	2016	2015

Net sales	$564,304	$518,494	$1,044,168	$966,180
Cost of goods sold	356,268	345,977	665,893	635,730
Amortization of intangible assets and purchase accounting effect on inventory	1,163	—	2,776	—
Gross profit	206,873	172,517	375,499	330,450
Operating expenses:
Marketing and selling	93,792	78,833	177,664	154,629
Research and development	32,632	28,725	64,583	56,727
General and administrative	25,216	25,074	50,956	53,886
Amortization of intangible assets and acquisition-related costs	1,748	168	3,041	336
Restructuring charges (credits), net	74	3,146	(11)	14,684
Total operating expenses	153,462	135,946	296,233	280,262
Operating income	53,411	36,571	79,266	50,188
Interest income (expense), net	(90)	189	61	444
Other expense, net	(683)	(737)	(1,691)	(1,756)
Income before income taxes	52,638	36,023	77,636	48,876
Provision for income taxes	5,593	5,571	8,650	5,564
Net income from continuing operations	47,045	30,452	68,986	43,312
Loss from discontinued operations, net of taxes	—	(12,355)	—	(17,778)
Net income	$47,045	$18,097	$68,986	$25,534

Net income (loss) per share - basic:
Continuing operations	$0.29	$0.19	$0.43	$0.26
Discontinued operations	—	(0.08)	—	(0.10)
Net income per share - basic	$0.29	$0.11	$0.43	$0.16

Net income (loss) per share - diluted:
Continuing operations	$0.28	$0.18	$0.42	$0.26
Discontinued operations	—	(0.07)	—	(0.11)
Net income per share - diluted	$0.28	$0.11	$0.42	$0.15

Weighted average shares used to compute net income (loss) per share:
Basic	162,222	163,515	162,176	163,957
Diluted	165,549	165,841	164,926	166,352

Cash dividend per share	$0.57	$0.53	$0.57	$0.53

LOGITECH INTERNATIONAL S.A.
(In thousands) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS (A)	2016	2016

Current assets:
Cash and cash equivalents	$395,201	$519,195
Accounts receivable, net	240,606	142,778
Inventories	268,110	228,786
Other current assets	40,201	35,488
Total current assets	944,118	926,247
Non-current assets:
Property, plant and equipment, net	84,797	92,860
Goodwill	249,765	218,224
Other intangible assets	53,063	—
Other assets	84,517	86,816
Total assets	$1,416,260	$1,324,147

Current liabilities:
Accounts payable	$333,543	$241,166
Accrued and other current liabilities	213,910	173,764
Total current liabilities	547,453	414,930
Non-current liabilities:
Income taxes payable	60,360	59,734
Other non-current liabilities	92,413	89,535
Total liabilities	700,226	564,199

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares —173,106 at September 30 and March 31, 2016
Conditionally authorized shares — 50,000 at September 30 and March 31, 2016
Additional paid-in capital	8,851	6,616
Less shares in treasury, at cost — 11,009 at September 30, 2016 and 10,697 at March 31, 2016	(152,070)	(128,407)
Retained earnings	937,220	963,576
Accumulated other comprehensive loss	(108,115)	(111,985)
Total shareholders’ equity	716,034	759,948
Total liabilities and shareholders’ equity	$1,416,260	$1,324,147

LOGITECH INTERNATIONAL S.A.
(In thousands) - unaudited
	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (A)	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$47,045	$18,097	$68,986	$25,534
Non-cash items included in net income:
Depreciation	10,511	11,721	23,616	22,237
Amortization of intangible assets	2,159	494	3,867	1,226
Loss (gain) on equity-method investment	(171)	77	(172)	180
Share-based compensation expense	8,450	6,508	16,967	13,257
Excess tax benefits from share-based compensation	(850)	(498)	(4,130)	(1,163)
Deferred income taxes	663	7,684	(385)	952
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(48,340)	(54,195)	(97,001)	(95,403)
Inventories	(18,310)	(1,278)	(28,317)	(55,442)
Other assets	(3,567)	(6,128)	(4,738)	(8,511)
Accounts payable	40,907	15,820	83,676	50,361
Accrued and other liabilities	35,522	12,435	25,387	31,910
Net cash provided by (used in) operating activities	74,019	10,737	87,756	(14,862)
Cash flows from investing activities:
Purchases of property, plant and equipment	(6,623)	(15,987)	(14,758)	(31,277)
Investment in privately held companies	(160)	(240)	(480)	(480)
Acquisitions, net of cash acquired	(13,000)	—	(66,987)	—
Release of restricted cash	—	—	715	—
Purchase of trading investments	(1,042)	(1,746)	(5,271)	(2,649)
Proceeds from sales of trading investments	1,065	2,015	5,296	2,855
Net cash used in investing activities	(19,760)	(15,958)	(81,485)	(31,551)
Cash flows from financing activities:
Payment of cash dividends	(93,093)	(85,915)	(93,093)	(85,915)
Purchases of treasury shares	(18,472)	(39,988)	(42,894)	(48,802)
Proceeds from sales of shares upon exercise of options and purchase rights	13,885	7,037	14,484	11,103
Tax withholdings related to net share settlements of restricted stock units	(1,862)	(2,206)	(11,047)	(3,502)
Excess tax benefits from share-based compensation	850	498	4,130	1,163
Net cash used in financing activities	(98,692)	(120,574)	(128,420)	(125,953)
Effect of exchange rate changes on cash and cash equivalents	(477)	(659)	(1,845)	1,102
Net decrease in cash and cash equivalents	(44,910)	(126,454)	(123,994)	(171,264)
Cash and cash equivalents, beginning of the period	440,111	492,228	519,195	537,038
Cash and cash equivalents, end of the period	$395,201	$365,774	$395,201	$365,774

The following amounts reflected in the statements of cash flows are included in discontinued operations:
Depreciation	$—	$715	$—	$1,420
Amortization of other intangible assets	$—	$326	$—	$890
Share-based compensation expense	$—	$202	$—	$428
Purchases of property, plant and equipment	$—	$365	$—	$750
Cash and cash equivalents, beginning of the period	$—	$1,911	$—	$3,659
Cash and cash equivalents, end of the period	$—	$4,639	$—	$4,639

LOGITECH INTERNATIONAL S.A.
(In thousands) - unaudited

NET SALES	Three Months Ended			Six Months Ended
	September 30,			September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	Change	2016	2015	Change

Net sales by channel:
Retail	$564,304	$496,263	14%	$1,044,168	$921,651	13%
OEM	—	22,231	(100)	—	44,529	(100)
Total net sales	$564,304	$518,494	9	$1,044,168	$966,180	8

Net retail sales by product category:
Mobile Speakers	$97,172	$80,550	21%	$154,468	$121,094	28%
Audio-PC & Wearables	62,254	46,342	34	118,833	92,041	29
Gaming	79,193	67,624	17	135,693	111,294	22
Video Collaboration	28,581	20,059	42	52,491	41,235	27
Home Control	11,807	12,610	(6)	22,974	22,864	—
Pointing Devices	123,300	124,668	(1)	240,083	241,653	(1)
Keyboards & Combos	116,516	102,098	14	234,535	207,927	13
Tablet & Other Accessories	20,614	18,549	11	34,499	37,358	(8)
PC Webcams	24,307	23,360	4	49,569	45,041	10
Other (1)	560	403	39	1,023	1,144	(11)
Total net retail sales	$564,304	$496,263	14	$1,044,168	$921,651	13
__________________

(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)(B)	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	2016	2015

Gross profit - GAAP	$206,873	$172,517	$375,499	$330,450
Share-based compensation expense	638	580	1,313	1,185
Amortization of intangible assets and purchase accounting effect on inventory	1,163	—	2,776	—
Gross profit - Non-GAAP	$208,674	$173,097	$379,588	$331,635

Gross margin - GAAP	36.7%	33.3%	36.0%	34.2%
Gross margin - Non-GAAP	37.0%	33.4%	36.4%	34.3%

Operating expenses - GAAP	$153,462	$135,946	$296,233	$280,262
Less: Share-based compensation expense	7,812	5,726	15,654	11,637
Less: Amortization of intangible assets and acquisition-related costs	1,748	168	3,041	336
Less: Restructuring charges (credits), net	74	3,146	(11)	14,684
Less: Investigation and related expenses	—	321	612	4,370
Operating expenses - Non-GAAP	$143,828	$126,585	$276,937	$249,235

% of net sales - GAAP	27.2%	26.2%	28.4%	29.0%
% of net sales - Non - GAAP	25.5%	24.4%	26.5%	25.8%

Operating income - GAAP	$53,411	$36,571	$79,266	$50,188
Share-based compensation expense	8,450	6,306	16,967	12,822
Amortization of intangible assets	2,159	168	3,867	336
Purchase accounting effect on inventory	—	—	703	—
Acquisition-related costs	752	—	1,247	—
Restructuring charges (credits), net	74	3,146	(11)	14,684
Investigation and related expenses	—	321	612	4,370
Operating income - Non - GAAP	$64,846	$46,512	$102,651	$82,400

% of net sales - GAAP	9.5%	7.1%	7.6%	5.2%
% of net sales - Non - GAAP	11.5%	9.0%	9.8%	8.5%

Net income from continuing operations - GAAP	$47,045	$30,452	$68,986	$43,312
Share-based compensation expense	8,450	6,306	16,967	12,822
Amortization of intangible assets	2,159	168	3,867	336
Purchase accounting effect on inventory	—	—	703	—
Acquisition-related costs	752	—	1,247	—
Restructuring charges (credits), net	74	3,146	(11)	14,684
Investigation and related expenses	—	321	612	4,370
Loss (gain) on equity-method investment	(171)	77	(172)	180
Non-GAAP income tax adjustment	(379)	658	(1,054)	(3,171)
Net income from continuing operations - Non - GAAP	$57,930	$41,128	$91,145	$72,533

Net income from continuing operations per share:
Diluted - GAAP	$0.28	$0.18	$0.42	$0.26
Diluted - Non - GAAP	$0.35	$0.25	$0.55	$0.44

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	165,549	165,841	164,926	166,352

LOGITECH INTERNATIONAL S.A.
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	2016	2015

Share-based Compensation Expense
Cost of goods sold	$638	$580	$1,313	$1,185
Marketing and selling	3,244	1,997	6,681	4,061
Research and development	917	655	1,831	1,328
General and administrative	3,651	3,074	7,142	6,248
Restructuring	—	—	—	7
Total share-based compensation expense	8,450	6,306	16,967	12,829
Income tax benefit	(1,886)	(1,160)	(3,701)	(2,497)
Total share-based compensation expense, net of income tax	$6,564	$5,146	$13,266	$10,332

(A) Preliminary valuation from the business acquisitions

The preliminary purchase price allocations from the business acquisitions during the current periods are included in the tables. The fair value of identifiable intangible assets acquired was based on estimates and assumptions made by us at the time of acquisitions. As additional information becomes available, such as finalization of the estimated fair value of the assets acquired and liabilities assumed and the fair value of contingent consideration, we may revise our preliminary or interim purchase price allocations during the remainder of the measurement periods(which will not exceed 12 months from the acquisition dates). Any such revisions or changes may be material as we finalize the fair values of the tangible and intangible assets acquired and liabilities assumed, and may have a material impact over the results of operations.

(B) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2016, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the

GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Gain (loss) on equity-method investment. We recognized gain (loss) related our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Investigation and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the formal investigation by and settlement with the Securities and Exchange Commission (SEC), together with accruals based on settlement with the SEC. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Sales for the three months ended September 30, 2016 compared to sales for the three months ended September 30, 2015 increased 9 percent in both constant currency and U.S. Dollars. Retail sales for the three months ended September 30, 2016 compared to retail sales for the three months ended September 30, 2015 grew 14 percent in both constant currency and U.S. Dollars.